UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 18, 2016

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 18, 2016, The Goldman Sachs Group, Inc. (the “Registrant”) entered into a replacement capital covenant (“Series O RCC”). Under the Series O RCC, the Registrant covenanted in favor of certain of its Covered Debtholders (as defined in the Series O RCC), that it will not redeem or purchase more than $397,000,000 of the Registrant’s 5.30% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series O, liquidation preference $25,000 per share, including any depositary shares representing such preferred stock (“Series O Preferred Stock”), unless the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds the Registrant has received from the sale of common stock, rights to acquire common stock, qualifying preferred stock or mandatorily convertible preferred stock since August 18, 2016. The foregoing is a brief description of the terms of the Series O RCC. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Series O RCC, a copy of which is attached hereto as Exhibit 99.1.

On August 19, 2016, the Registrant retired 4,861.01 shares of its perpetual Non-Cumulative Preferred Stock, Series E and 1,638.96 shares of its perpetual Non-Cumulative Preferred Stock, Series F that it received in exchange for 486,101 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (CUSIP No. 381427AA1) and 163,896 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (CUSIP No. 38144QAA7), respectively, that it purchased in the tender offer that expired on August 16, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report:

99.1	Replacement Capital Covenant for the Registrant’s Preferred Stock, Series O, dated as of August 18, 2016, entered into by the Registrant, in favor of and for the benefit of each Covered Debtholder (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: August 19, 2016	By:	/s/ Kenneth L. Josselyn
Name: Kenneth L. Josselyn
Title: Assistant Secretary

EXHIBIT INDEX

99.1	Replacement Capital Covenant for the Registrant’s Preferred Stock, Series O, dated as of August 18, 2016, entered into by the Registrant, in favor of and for the benefit of each Covered Debtholder (filed herewith).